Exhibit 32.1

CERTIFICATION OF CEO PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Monmouth Real Estate Investment Corporation (the “Company”) for the year ended September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael P. Landy, as President and Chief Executive Officer of the Company, and Kevin S. Miller, as Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Michael P. Landy
Name:	Michael P. Landy
Title:	President and Chief Executive Officer, principal executive officer
Date:	November 28, 2016

By:	/s/ Kevin S. Miller
Name:	Kevin S. Miller
Title:	Chief Financial Officer, principal financial officer and principal accounting officer
Date:	November 28, 2016